EXHIBIT C







                      UNCONDITIONAL GUARANTY

                    Dated as of August 9, 1995

                                by

                      TRIARC COMPANIES, INC.

                            in favor of

          THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION)

                             as Agent

                      UNCONDITIONAL GUARANTY

     UNCONDITIONAL GUARANTY, dated as of August 9, 1995 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), made by TRIARC COMPANIES, INC., a corporation organized under the laws of Delaware (the "Guarantor") in favor of THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as agent (in such capacity, together with its successors in such capacity, the "Agent") for the benefit of each of the lenders (the "Lenders") signatory to the Credit Agreement dated as of August 9, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Mistic Brands, Inc., a Delaware corporation (the "Borrower"), the Agent and the Lenders.

                       W I T N E S S E T H :

     WHEREAS, pursuant to the terms of the Credit Agreement and the other Facility Documents, the Lenders have agreed to extend credit to the Borrower upon the terms and subject to the conditions set forth therein to be evidenced by the Notes issued by the Borrower thereunder and the Letters of Credit issued thereunder and to be guarantied by the Guarantor hereunder;

     WHEREAS, the Borrower is a wholly-owned Subsidiary of the Guarantor and the Guarantor will directly benefit from the making of the Loans and the issuance of the Letters of Credit; and

     WHEREAS, it is a condition precedent to the obligation of the Lenders to make their extensions of credit to the Borrower under the Credit Agreement that the Guarantor shall have executed and delivered this Agreement to the Agent to guaranty the obligations of the Borrower under the Notes, the Letters of Credit, the Credit Agreement and the other Facility Documents.

     NOW, THEREFORE, in consideration of the premises and to induce the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans and to purchase Participating Interests in Letters of Credit issued under the Credit Agreement, the Guarantor hereby agrees with the Agent, as follows:

          ARTICLE 1. GUARANTY AND OTHER RIGHTS AND UNDERTAKINGS.

     Section 1.01. Guarantied Obligations. The Guarantor, in consideration of the execution and delivery of the Credit Agreement by the Lenders and the Agent, hereby irrevocably and unconditionally guarantees to the Agent, for the benefit of the Lenders, until final payment has been made:

          (a) the due and punctual payment in full in cash by the Borrower of the Obligations, in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions of the Credit Agreement and the other Facility Documents, it being the intent of the Guarantor that the guaranty set forth in this Section 1.01 (the "Unconditional Guaranty") shall be a guaranty of payment and not a guaranty of collection; and

          (b) the punctual and faithful performance, keeping, observance, and fulfillment by the Borrower of all duties, agreements, covenants and obligations of the Borrower contained in each of the Facility Documents to which it is a party.

     Section 1.02. Performance Under This Agreement. In the event the Borrower fails to pay, on or before the due date thereof, any Obligation or if the Borrower shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (a) or clause (b) of Section 1.01 hereof in the manner provided in the Notes, the Letters of Credit or in any of the other Facility Documents after, in each case, giving effect to any applicable grace periods or cure provisions or waivers or amendments, upon written request from the Agent therefor, the Guarantor shall cause forthwith to be paid the moneys, or to be performed, kept, observed, or fulfilled each of such obligations, in respect of which such failure has occurred.

     Section 1.03. Waivers. To the fullest extent permitted by law, the Guarantor does hereby waive:

          (a)  notice of acceptance of the Unconditional Guaranty;

          (b)  notice of any borrowings under the Credit
Agreement, or the creation, existence or acquisition of any of the Obligations, subject to the Guarantor's right to make inquiry of the Agent to ascertain the amount of the Obligations at any reasonable time and to consent to any amendments to the Credit
Agreement;

          (c) notice of the amount of the Obligations, subject to the Guarantor's right to make inquiry of the Agent to ascertain the amount of the Obligations at any reasonable time;

          (d) notice of adverse change in the financial condition of the Borrower, any other guarantor or any other fact that might increase the Guarantor's risk hereunder;

          (e) notice of presentment for payment, demand, protest, and notice thereof as to the Notes or any other Facility Document;

          (f) notice of any "Default" or "Event of Default" under and as defined in the Credit Agreement;

          (g) all other notices and demands to which the Guarantor might otherwise be entitled (except if such notice or demand is specifically otherwise required to be given to the Guarantor hereunder or under the other Facility Documents);

          (h) the right by statute or otherwise to require any or each Lender or the Agent to institute suit against the Borrower or to exhaust the rights and remedies of any or each Lender or the Agent against the Borrower, the Guarantor being bound to the payment of each and all Obligations, whether now existing or hereafter accruing, as fully as if such Obligations were directly owing to each Lender by the Guarantor;

          (i) any defense arising by reason of any disability or other defense (other than the defense that the Obligations shall have been fully and finally performed and indefeasibly paid) of the Borrower or by reason of the cessation from any cause whatsoever of the liability of the Borrower in respect thereof; and

          (j) any stay (except in connection with a pending appeal or the automatic stay imposed under 11 U.S.C. Section 362 or any successor or replacement thereof), valuation, appraisal, redemption or extension law now or at any time hereafter in force which, but for this waiver, might be applicable to any sale of Property of the Guarantor made under any judgment, order or decree based on this Agreement, and the Guarantor covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of such law.

Until all of the Obligations shall have been paid in full, the Guarantor shall not have any right of subrogation, reimbursement, or indemnity whatsoever in respect thereof and no right of recourse to or with respect to any assets or Property of the Borrower or any of its Subsidiaries. Nothing shall discharge or satisfy the obligations of the Guarantor hereunder except the full and final performance and indefeasible payment of the Obligations by the Guarantor, upon which each Lender agrees to transfer and assign its interest in the Notes and other evidence of indebtedness under the Facility Documents to the Guarantor without recourse, representation or warranty of any kind (other than that such Lender owns the Notes free of all Liens). All of the Obligations shall in the manner and subject to the limitations provided herein for the acceleration thereof forthwith become due and payable without notice.

     Section 1.04. Releases. The Guarantor consents and agrees that, without notice to or by the Guarantor and without affecting or impairing the obligations of the Guarantor hereunder, each Lender or the Agent, in the manner provided herein, by action or inaction, may:

          (a) compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not, enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Notes or the other Facility Documents;

          (b) grant other indulgences to the Borrower in respect thereof;

          (c) release or substitute any one or more of the endorsers or guarantors of the Obligations whether parties hereto or not; and

          (d) exchange, enforce, waive, or release, by action or inaction, any security for the Obligations (including, without limitation, any of the collateral therefor) or any other guaranty of any of the Obligations.

     Section 1.05. Marshaling. The Guarantor consents and agrees that:

          (a) the Agent shall be under no obligation to marshal any assets in favor of the Guarantor or against or in payment of any or all of the Obligations; and

          (b) to the extent the Borrower makes a payment or payments to any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver, or any other party under any bankruptcy law, common law, or equitable cause, then to the extent of such payment or repayment, the Obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and the Guarantor shall remain liable hereunder for such Obligation.

     Section 1.06. Liability. The Guarantor agrees that the liability of the Guarantor in respect of this Article 1 shall not be contingent upon the exercise or enforcement by any Lender or the Agent of whatever remedies such Lender or the Agent may have against the Borrower or the enforcement of any Lien or realization upon any security such Lender or the Agent may at any time possess.

     Section 1.07. Unconditional Obligation. The Unconditional Guaranty set forth in this Article 1 is an absolute, unconditional, continuing and irrevocable guaranty of payment and performance and shall remain in full force and effect until the full and final payment of the Obligations without respect to future changes in conditions, including change of law or any invalidity or irregularity with respect to the issuance or assumption of any obligations (including, without limitation, the Notes and the Letter of Credit Obligations) of or by the Borrower, or, except as otherwise provided herein, with respect to the execution and delivery of any agreement (including, without limitation, the Notes and the other Facility Documents) of the Borrower.

     Section 1.08. Election to Perform Obligations. Any election by the Guarantor to pay or otherwise perform any of the obligations of the Borrower under the Notes or under any of the other Facility Documents, whether pursuant to this Article 1 or otherwise, shall not release the Borrower from any of its other obligations under the Notes, the Letters of Credit or any of the other Facility Documents.

     Section 1.09. No Election. The Agent shall have the right to seek recourse against the Guarantor to the fullest extent provided for herein for the Guarantor's obligations under this Agreement (including, without limitation, this Article 1) in respect of the Notes, the Letters of Credit and the other Facility Documents. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Agent's right to proceed in any other form of action or proceeding or against other parties unless the Agent has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by any Lender or the Agent against the Borrower under any document or instrument evidencing obligations of the Borrower to such Lender or the Agent shall serve to diminish the liability of the Guarantor under this Agreement (including, without limitation, this Article 1) except to the extent that the Agent or such Lender finally and unconditionally shall have realized payment by such action or proceeding, notwithstanding the effect of any such action or proceeding upon the Guarantor's right of subrogation against the Borrower.

     Section 1.10. Severability. Subject to Article 10 of the Credit Agreement and applicable law, each of the rights and remedies granted under this Article 1 to the Agent may be exercised by the Agent without notice by the Agent to, or the consent of or any other action by, any Lender, provided that the Agent will promptly thereafter give each Lender (and, if applicable, the Borrower) notice of any exercise of rights and remedies by the Agent under this Article 1.

     Section 1.11. Other Enforcement Rights. The Agent may proceed, as provided in Article 1 hereof, to protect and enforce the Unconditional Guaranty by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained herein (including, without limitation, in this Article 1) or in execution or aid of any power herein granted; or for the recovery of judgment for the obligations hereby guarantied or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

     Section 1.12. Delay or Omission; No Waiver. No course of dealing on the part of any Lender or the Agent and no delay or failure on the part of any such Person to exercise any right hereunder (including, without limitation, this Article 1) shall impair such right or operate as a waiver of such right or otherwise prejudice such Person's rights, powers and remedies hereunder. Every right and remedy given by the Unconditional Guaranty or by law to any Lender or the Agent may be exercised from time to time as often as may be deemed expedient by such Person.

     Section 1.13. Restoration of Rights and Remedies. If any Lender or the Agent shall have instituted any proceeding to enforce any right or remedy under the Unconditional Guaranty, under any Note held by such Lender, or under any Security Document, and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to such Lender or the Agent, then and in every such case each such Lender, the Agent, the Borrower and the Guarantor shall, except as may be limited or affected by any determination in such proceeding, be restored severally and respectively to its respective former positions hereunder and thereunder, and thereafter, subject as aforesaid, the rights and remedies of such Lender or the Agent shall continue as though no such proceeding had been instituted.

     Section 1.14. Cumulative Remedies. No remedy under this Agreement (including, without limitation, this Article 1), the Notes, the Letters of Credit or any of the other Facility Documents is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Agreement (including, without limitation, this Article 1), the Notes, the Letters of Credit or any of the other Facility Documents.

     Section 1.15. Survival. The obligations of the Guarantor under this Article 1 shall survive the transfer and payment of any Obligation until the indefeasible payment in full of all the Obligations and the expiration and termination of the Commitments.

     Section 1.16. No Setoff, Counterclaim or Withholding; Gross-Up. Except as otherwise required by law, each payment by the Guarantor shall be made without setoff or counterclaim and, except as provided in the Credit Agreement, without withholding for or on account of any present or future taxes imposed by any Governmental Authority. If any such withholding is so required, such Guarantor shall make the withholding and pay the amount withheld to the appropriate Governmental Authority before penalties attach thereto or interest accrues thereon.

     Section 1.17. Certain Distributions. The Guarantor agrees that payments and distributions by the Borrower and its Subsidiaries are specifically limited by and in accordance with
Section 8.06, Section 8.08 and Section 8.13 of the Credit Agreement. The Guarantor agrees that it will not receive or accept any payment, distribution or security from the Borrower or any of its Subsidiaries if the transfer of such payment, distribution or security would constitute or cause a "Default" or an "Event of Default" under and as defined in the Credit Agreement. The Guarantor agrees that if any payment or distribution of any character (whether in cash, securities or other Property) or any security shall be received by the Guarantor in contravention of the terms of any one or more of the Facility Documents and before the full payment of the Obligations, such payment, distribution or security shall be held in trust for the benefit of, and shall be paid over or delivered and transferred to the Agent for application to the payment of the Obligations.
Until the Obligations shall have been paid in full, the Guarantor shall have no right of recourse to or against any assets of the Borrower or any of its Subsidiaries with respect to any payments or distributions made and held in trust for the Agent or paid over to the Agent pursuant to this Agreement. Nothing in this Section
1.17 shall be deemed to relieve the Borrower or any of its Subsidiaries of its obligation to pay any amounts due to the Guarantor that may be paid or accrued in accordance with Section 8.06, Section 8.09 and Section 8.14 of the Credit Agreement.

     Section 1.18. Management Fees. The Guarantor agrees that, so long as this Unconditional Guaranty shall be in full force and effect, the fees paid to the Guarantor by the Borrower pursuant to the Management Agreement shall not exceed the Borrower's allocable portion of the "Service Costs" (as defined in the Management Agreement) pursuant to the formula set forth in the Management Agreement as in effect on the date hereof.

            ARTICLE 2.  REPRESENTATIONS AND WARRANTIES.

     The Guarantor hereby represents and warrants as of the Closing Date that:

     Section 2.01. Incorporation, Good Standing and Due Qualification. The Guarantor is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to qualify could not reasonably be expected to have a material adverse effect on the business, profits, Properties or condition of the Guarantor.

     Section 2.02. Corporate Power and Authority; No Conflicts. The execution, delivery and performance by the Guarantor of the Facility Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders;
(b) contravene its charter or by-laws; (c) violate any provision of, or require any filing (other than the filing of the financing statements and assignments required pursuant to the terms of the Security Documents), registration, consent or approval under, any law, rule or regulation (including, without limitation, Regulations G, T, U and X of the Federal Reserve Board) or any order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Guarantor or any of its Subsidiaries; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Guarantor or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected;
(e) result in, or require, the creation or imposition of any Lien (other than as created under the Security Documents), upon or with respect to any of the Properties now owned or hereafter acquired by the Guarantor or any of its Subsidiaries; or (f) cause the Guarantor or any of its Subsidiaries to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

     Section 2.03. Legally Enforceable Agreements. Each Facility Document to which the Guarantor is a party is a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     Section 2.04. Financial Statements. The consolidated balance sheet of the Guarantor and its Subsidiaries as at December 31, 1994, and the related consolidated income statement and consolidated statement of cash flows and changes in stockholders' equity of the Guarantor and its Subsidiaries, for the Fiscal Year then ended, and the accompanying footnotes, together with the opinion thereon of Deloitte & Touche LLP, independent certified public accountants, and the unaudited interim consolidated balance sheet of the Guarantor and its Subsidiaries as at June 30, 1995 and the related unaudited income statement and statement of cash flows and changes in stockholders' equity of the Guarantor and its Subsidiaries for the three month period then ended, copies of which have been furnished to each of the Lenders, are complete and correct in all material respects and fairly present the financial condition of the Guarantor and its Subsidiaries at such dates and the results of the operations of the Guarantor and its Subsidiaries for the periods covered by such statements, all in accordance with GAAP (subject, in the case of the aforementioned interim financial statements, to year-end adjustments and that no footnotes are provided) consistently applied. Except as set forth on the consolidated balance sheet of the Guarantor and its Subsidiaries as at June 30, 1995, on the Pro Forma Balance Sheet and on Schedule I hereto, there are no liabilities of the Guarantor and its Subsidiaries, fixed or contingent, which are individually in excess of $20,000,000 but are not reflected in the financial statements or in the notes thereto and which would be required to be recorded in such financial statements or notes in accordance with GAAP, other than liabilities arising in the ordinary course of business since June 30, 1995. There is no fact or facts actually known to the Guarantor, other than conditions affecting the United States economy generally and trends affecting generally the industries in which the Guarantor's Subsidiaries do business, that the Guarantor has not disclosed to the Agent that materially adversely affects or, so far as the Guarantor can now reasonably foresee, will materially adversely affect, the condition of the business, Properties or assets of the Guarantor and its Subsidiaries, taken as a whole.

          ARTICLE 3.  FINANCIAL REPORTING REQUIREMENTS.

     So long as any Obligation shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment, the Guarantor shall deliver to the Agent: (a) as soon as available and in any event within 105 days after the end of each Fiscal Year, a consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such Fiscal Year and a consolidated income statement and consolidated statement of cash flows and statements of additional capital (or equivalent financial statements) of the Guarantor and its Subsidiaries for such Fiscal Year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year and all prepared in accordance with GAAP and accompanied by an unqualified opinion thereon by Deloitte & Touche LLP or other independent accountants of national standing selected by the Guarantor; provided that delivery within the period specified above of copies of the Annual Report on Form 10-K of the Guarantor filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this subparagraph (a) so long as such Form 10-K shall contain the information referred to in this subparagraph (a); (b) as soon as available and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such Fiscal Quarter and a consolidated income statement and consolidated statement of cash flows of the Guarantor and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous Fiscal Year and all prepared in accordance with GAAP (subject to year-end adjustments and that no footnotes are provided) and certified by the chief financial officer or the chief accounting officer of the Guarantor; provided that delivery within the period specified above of copies of the Quarterly Report on Form 10-Q of the Guarantor filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this subparagraph (b) so long as such Form 10-Q shall contain the information referred to in this subparagraph
(b); and (c) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Guarantor sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements which the Guarantor files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor.

          ARTICLE 4.  EVENTS OF DEFAULT.

     Section 4.01. Events of Default. Any of the following events shall be an "Event of Default":

          (a) the Guarantor shall fail to pay any amount on or before such date when due and payable under this Agreement and under the Facility Documents;

          (b) any representation or warranty made by the Guarantor in this Agreement or in the Pledge Agreement shall prove to have been incorrect in any material respect on or as of the date made;

          (c) the Guarantor shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this Section 4.01) in any Facility Document to which it is a party and such failure shall continue for 30 consecutive days after Knowledge thereof;

          (d) the Guarantor shall: (i) fail to pay any Debt in an aggregate amount exceeding $20,000,000 (other than the payment obligations described in (a) above), of the Guarantor, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), taking into account any applicable grace periods or waivers; or
(ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, taking into account any applicable grace periods or waivers, if, in either case, the effect of such failure to pay, perform or observe is to accelerate the maturity of such indebtedness;

          (e) the Guarantor: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 90 days or more; or (v) shall be the subject of any such proceeding under which all or any substantial part of its Property may be subject to seizure, forfeiture or divestiture; or (vi) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its Property; or (vii) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 90 days or more; or

          (f) one or more judgments, decrees or orders for the payment of money in excess of $20,000,000 in the aggregate shall be rendered against the Borrower and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal.

     Section 4.02. Remedies. If an Event of Default shall occur and be continuing, the Agent may exercise all of the rights and remedies conferred in this Agreement and in each of the other Facility Documents; it being expressly understood that no such remedy is intended to be exclusive of any other remedy or remedies; but each and every remedy shall be cumulative and shall be in addition to every other remedy given in this Agreement and each of the other Facility Documents or now or hereafter existing at law or in equity or by statute, and may be exercised from time to time as often as may be deemed expedient by the Agent.

          ARTICLE 5.  MISCELLANEOUS

     Section 5.01. Defined Terms. The terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     Section 5.02. Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Guarantor, the Agent and the Required Lenders, or by the Guarantor and the Agent acting with the consent of the Required Lenders and any provision of this Agreement may be waived by the Required Lenders or by the Agent acting with the consent of the Required Lenders; provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Lenders or by the Agent acting with the consent of all of the Lenders: (a) discharge the Guarantor from the Unconditional Guaranty; or (b) amend, waive or modify the definition of Obligations.

     Section 5.03. Expenses. The Guarantor shall reimburse the Agent and each Lender for all reasonable out-of-pocket costs, expenses and charges (including, without limitation, reasonable fees and charges of external legal counsel for the Agent and each Lender) in connection with the enforcement or preservation of any rights or remedies during the existence of an "Event of Default" (including, without limitation, to the extent permitted by law, in connection with any restructuring or insolvency or bankruptcy proceeding) under this Agreement or the Credit Agreement.

     Section 5.04. Survival. The obligations of the Guarantor under Section 5.03 shall survive the repayment of the Loans and the Letters of Credit and the termination of the Commitments.

     Section 5.05. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the Guarantor, the Agent, the Lenders and their respective successors and assigns.

     Section 5.06. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Agent in writing, by telex, telecopy or other writing or by telephone, confirmed by telex, telecopy or other writing, and to the Lenders and to the Guarantor by ordinary mail, hand delivery, overnight courier or telecopier addressed to such party at its address on the signature page of this Agreement. Notices shall be effective: (a) if given by mail, 72 hours after deposit in the mails with first class postage prepaid, addressed as aforesaid; and (b) if given by telecopier, when confirmation of delivery of the telecopy to the telecopier number as aforesaid is transmitted; provided that notices to the Agent and the Lenders shall be effective upon receipt.

     SECTION 5.07. JURISDICTION; IMMUNITIES. (A) EACH OF THE GUARANTOR AND THE AGENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH OF THE GUARANTOR AND THE AGENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. EACH OF THE GUARANTOR AND THE AGENT IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO EACH OF THE GUARANTOR AND THE AGENT AT ITS ADDRESS SPECIFIED IN SECTION 5.06. EACH OF THE GUARANTOR AND THE AGENT AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE GUARANTOR AND THE AGENT FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. THE GUARANTOR FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE AGENT OR ANY LENDER SHALL BE BROUGHT ONLY IN NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY. EACH OF THE GUARANTOR AND THE AGENT WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

          (b) Nothing in this Section 5.07 shall affect the right of the Guarantor, the Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Agent or any Lender to bring any action or proceeding against the Guarantor or its property in the courts of any other jurisdictions.

          (c) To the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

     Section 5.08. Headings. The headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

     Section 5.09. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     Section 5.10. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

     SECTION 5.11.  GOVERNING LAW.  THIS AGREEMENT SHALL BE
GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     Section 5.12. Subject to the Credit Agreement. Any and all rights granted to the Agent under this Agreement are to be held and exercised by the Agent for the benefit of the Lenders, pursuant to the provisions of the Credit Agreement. To the extent set forth in the Facility Documents, each of the Lenders shall be a beneficiary of the terms of this Agreement. Any and all obligations under this Agreement of the parties to this Agreement, and the rights granted to the Agent under this Agreement, are created and granted subject to the terms of the Credit Agreement.

     Section 5.13. Term of Agreement. This Agreement shall be and remain in full force and effect so long as any Obligation shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                      GUARANTOR:

                                      TRIARC COMPANIES, INC.


                                      By:
                                       Name:
                                       Title:


                                      Triarc Companies, Inc.
                                      900 Third Avenue
                                      New York, New York 10022
                                      Attention: Executive Vice
                                      President and General Counsel
                                      Telecopier No.: (212) 230-3216

                                      AGENT:

                                      THE CHASE MANHATTAN BANK
                                        (NATIONAL ASSOCIATION)


                                      By:
                                       Name:
                                       Title:

                                      Address for Notices:

                                      New York Agency
                                      4 Chase Metrotech Center
                                      13th Floor
                                      Brooklyn, NY 11245
                                      Attention: Lucy D'Orazio
                                      Telecopier No.: (718) 242-6909

                                      with a copy to:

                                      31 Mamaroneck Avenue
                                      White Plains, NY 10601
                                      Attention: Michael D. Anthony
                                      Telecopier No.: (914) 328-8373


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